UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas	75219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Information responsive to Item 5.02(e):

Effective August 12, 2013, as part of its annual compensation review, the Compensation Committee of the Board of Directors of Eagle Materials Inc. (the “Company”) granted long-term incentive equity awards under the Eagle Materials Inc. Amended and Restated Incentive Plan (the “Incentive Plan”) to a group of the Company’s officers, including its named executive officers. The awards are comprised of time vesting stock options and restricted stock with performance vesting provisions. Each of the Company’s named executive officers was granted stock options and restricted stock as a part of this award.

In order for the restricted stock to be earned, the Company must achieve a performance vesting criterion based on the Company’s return on equity measured at the end of fiscal 2014. If the Company performance vesting criterion is satisfied, then the Compensation Committee may exercise negative discretion with regard to such award based on the grantee’s achievement of individual goals approved by the Compensation Committee. Following any such exercise of negative discretion, one-fifth of the earned award will vest immediately and one-fifth on each of the next four fiscal year-ends (assuming continued service by the relevant officer). Any restricted stock that is not earned at the end of fiscal 2014 will be forfeited. The terms and conditions of the restricted stock will be substantially the same as restricted stock grants made in fiscal 2013, except that the vesting criterion will be as described above. As in the case of prior equity awards, the restricted stock will also vest upon a change in control of the Company.

The time vesting stock options will vest one-third on the first anniversary of the grant, one-third on the second anniversary of the grant and one-third on the third anniversary of the grant (assuming continued service by the relevant officer). The terms and conditions of the stock options will be substantially the same as the stock option grants in fiscal 2013. As in the case of prior equity awards, the stock options will also vest upon a change in control of the Company. In accordance with the terms of the Incentive Plan, the exercise price of the stock options is the closing price of the Company’s Common Stock on the date of grant, August 12, 2013 ($67.21).

The following table shows the stock options and restricted stock granted to each of the Company’s named executive officers effective August 12, 2013:

Name	Number of Stock Options	Shares of Restricted Stock
Steven R. Rowley	86,411	11,160
D. Craig Kesler	21,603	2,790
Gerald J. Essl	8,161	9,486
David B. Powers	7,681	8,928
James H. Graass	14,402	5,580

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass Executive Vice President, General Counsel and Secretary

Date: August 16, 2013